Exhibit 99.3

HRG GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions, except per share amounts)

On May 21, 2015, Spectrum Brands Holdings, Inc. (“SBH” and, together with its consolidated subsidiaries, including Spectrum Brands, Inc., “Spectrum Brands”), a majority-owned subsidiary of HRG Group, Inc. (“HRG”, and collectively with its consolidated subsidiaries, the “Company”), completed the acquisition (the “AAG Acquisition”) of Armored AutoGroup Parent Inc. (“AAG”) pursuant to the Agreement and Plan of Merger by and among AAG, SBH, Ignite Merger Sub, Inc. and, solely in its capacity as representative, Avista Capital Partners II GP, LLC, dated as of April 28, 2015 for $1,400.0 in cash.

Spectrum Brands funded the AAG Acquisition with the proceeds of its offering of an aggregate principal amount of $1,000.0 of Spectrum Brands Inc.‘s 5.750% Senior Notes due 2025 (the “SBI 5.75% Notes”) and its registered offering of $575.0 of shares of SBH’s common stock (the “SBH Equity Offering”). In the SBH Equity Offering, HRG acquired 49% of the common stock offered thereby, including the shares subject to the underwriters’ option to purchase additional shares, for $281.8 through one of its wholly owned subsidiaries. The funds used for the purchase of the shares of SBH’s common stock were derived from general working capital and the proceeds of the May HRG Unsecured Notes (as defined below) offering.

On May 19, 2015, HRG issued an additional $140.0 aggregate principal amount of its 7.75% Senior Notes due 2022 (the “May HRG Unsecured Notes”) at 98.51% of par plus accrued interest from January 15, 2015 and an additional $160.0 aggregate principal amount of its 7.875% Senior Secured Notes due 2019 (the “May HRG Secured Notes”) at 104.5% of par plus accrued interest from January 15, 2015.

On April 14, 2015, HRG issued an additional $100.0 aggregate principal amount of its 7.875% Senior Secured Notes due 2019 (the “April HRG Secured Notes” and together with the May HRG Secured Notes and the May HRG Unsecured Notes, the “New HRG Notes”) at 104.5% of par plus accrued interest from January 15, 2015.

The following unaudited pro forma condensed combined financial statements for the year ended September 30, 2014, the date of the latest publicly available annual financial information for the Company and the six month period ended March 31, 2015, the date of the latest publicly available interim financial information for the Company, gives effect to the AAG Acquisition and the New HRG Notes offerings (collectively, the “Transactions”) for such periods. The unaudited pro forma condensed combined financial statements shown below reflect historical financial information and have been prepared on the basis that the transaction will be accounted for using the acquisition method of accounting under Accounting Standards Codification Topic 805: “Business Combinations” (“ASC 805”). Accordingly, the assets acquired and liabilities assumed in the AAG Acquisition will be measured at their respective fair values with any excess reflected as goodwill. The unaudited pro forma condensed combined financial statements presented assume that AAG is a wholly owned subsidiary of Spectrum Brands.

The following unaudited pro forma condensed combined statement of financial position at March 31, 2015 is presented on a basis to reflect the Transactions and related transactions as if they had occurred on March 31, 2015. The following unaudited pro forma condensed combined statements of operations for the year ended September 30, 2014 and the six month period ended March 31, 2015 are presented on a basis to reflect the Transactions and related transactions as if they had occurred on October 1, 2013. Because of different fiscal period ends, and in order to present results for comparable periods, the unaudited pro forma condensed combined statement of income for the year ended September 30, 2014 combines the Company’s audited historical consolidated statement of operations for the year then ended with the AAG audited historical consolidated statement of income information for the twelve month period ended December 31, 2014. The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2014 also includes the statement of operations for IDQ Holdings, Inc. (“IDQ”) from January 1 through March 16, 2014 as AAG acquired IDQ on March 17, 2014. The unaudited pro forma condensed combined statement of operations for the six month ended March 31, 2015 combines the Company’s unaudited consolidated statement of operations for the six months ended March 31, 2015 with the AAG historical consolidated statement of operations information for the six month period ended March 31, 2015, which has been derived by combining the consolidated statement of income for the three month period ended March 31, 2015 and the historical unaudited consolidated statement of income for the three month period ended December 31, 2014. As a result of the foregoing, the AAG historical unaudited consolidated statement of income for the three month period ended December 31, 2014 is included in the unaudited pro forma condensed combined financial statements for both the year ended September 30, 2014 and the six month period ended March 31, 2015. See Note 1 to the unaudited pro forma condensed combined financial statements for additional information. Pro forma adjustments are made in order to reflect the potential effect of the Transactions and related transactions on the statement of operations.

The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes to unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements and the notes to unaudited pro forma condensed combined financial statements are based on, and should be read in conjunction with (i) the Company’s historical audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2014; (ii) the Company’s historical unaudited consolidated financial statements and notes thereto for the six months ended March 31, 2015; (iii) the AAG historical audited consolidated financial statements for the fiscal year ended December 31, 2014; and (iv) the AAG historical unaudited consolidated financial statements for the three months ended March 31, 2015.

The process of valuing the AAG tangible and intangible assets acquired and liabilities assumed, as well as evaluating accounting policies for conformity, is still in the preliminary stages. Accordingly, the purchase accounting adjustments included in the unaudited pro forma condensed combined financial statements are preliminary and have been made solely for the purpose of providing these unaudited pro forma condensed combined financial statements. For purposes of the unaudited pro forma condensed combined financial statements, the Company has made preliminary adjustments, where sufficient information is available to make a fair value estimate, to those tangible and intangible assets acquired and liabilities assumed based on preliminary estimates of their fair value as of March 31, 2015. For those assets and liabilities where insufficient information is available to make a reasonable estimate of fair value, the unaudited pro forma condensed combined financial statements reflect the historical carrying value of those assets and liabilities at March 31, 2015. A final determination of the fair values of assets acquired and liabilities assumed will include the Company’s consideration of a final valuation. The Company currently expects that the process of determining the fair values of the tangible and intangible assets acquired and liabilities assumed will be completed within one year of the acquisition date. Material revisions to the Company’s preliminary estimates could be necessary as more information becomes available through the completion of this final determination. The final amounts may be materially different from the information presented in these unaudited pro forma condensed combined financial statements due to a number of factors, including changes in market conditions and financial results which may impact cash flow projections used in the valuation and the identification of additional conditions that existed as of the date of the AAG Acquisition which may impact the fair value of the AAG net assets.

The Company and AAG’s historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the Transactions; (ii) factually supportable; and (iii) with respect to the unaudited pro forma statements of income, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements do not reflect any revenue enhancements, cost savings from operating efficiencies, synergies or other restructurings, or the costs and related liabilities that would be incurred to achieve such revenue enhancements and cost savings, which could result from the Transactions.

The pro forma adjustments are based upon available information and assumptions that the managements of the Company and AAG believe reasonably reflect the Transactions. The unaudited pro forma condensed combined financial statements are provided for illustrative purposes only and do not purport to represent what the actual consolidated results of operations or the consolidated financial position of the Company would have been had the Transactions occurred on the dates assumed, nor are they necessarily indicative of the future consolidated results of operations or the financial position of the Company.

HRG GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2015

(In millions)

	HRG Group, Inc.	Armored AutoGroup Parent, Inc.	Pro Forma Adjustments	Notes		Pro Forma Combined
ASSETS
Investments:
Fixed maturities	$17,810.6	$—	$—			$17,810.6
Equity securities	671.7	—	—			671.7
Derivative investments	268.3	—	—			268.3
Asset-backed loans	660.2	—	—			660.2
Other invested assets	341.8	—	—			341.8

Total investments	19,752.6	—	—			19,752.6
Cash and cash equivalents	1,279.6	46.2	125.8	5	(a)	1,451.6
Receivables, net	670.0	116.9	—			786.9
Inventories, net	819.0	60.8	15.0	5	(b)	894.8
Accrued investment income	181.2	—	—			181.2
Reinsurance recoverable	2,402.7	—	—			2,402.7
Deferred tax assets	173.6	5.4	5.0	5	(h)	184.0
Properties, net	943.9	29.8	12.2	5	(d)	985.9
Goodwill	1,543.0	519.8	410.9	5	(e)	2,473.7
Intangibles, including deferred acquisition costs and value of business acquired, net	2,767.3	466.6	(37.6)	5	(f)	3,196.3
Other assets	922.1	12.5	23.0	5	(c)	957.6

Total assets	$31,455.0	$1,258.0	$554.3			$33,267.3

LIABILITIES AND EQUITY
Insurance reserves:
Contractholder funds	$17,521.0	$—	$—			$17,521.0
Future policy benefits	4,065.5	—	—			4,065.5
Liability for policy and contract claims	59.6	—	—			59.6
Funds withheld from reinsurers	37.7	—	—			37.7

Total insurance reserves	21,683.8	—	—			21,683.8
Debt	5,623.7	813.9	595.7	5	(g)	7,033.3
Accounts payable and other current liabilities	871.3	94.7	(37.6)	5	(c,h,i)	928.4
Employee benefit obligations	75.9	0.7	—			76.6
Deferred tax liabilities	524.4	137.6	(42.5)	5	(h)	619.5
Other liabilities	811.8	3.6	—			815.4

Total liabilities	29,590.9	1,050.5	515.6			31,157.0

Commitments and contingencies
HRG Group, Inc. stockholders’ equity:
Common stock	2.0	2.9	(2.9)	5	(j,k)	2.0
Additional paid-in capital	1,429.5	352.7	(352.7)	5	(j,k)	1,429.5
Accumulated deficit	(614.4)	(123.0)	102.6	5	(k,l)	(634.8)
Accumulated other comprehensive income	251.8	(25.1)	25.1	5	(k)	251.8

Total HRG Group, Inc. stockholders’ equity	1,068.9	207.5	(227.9)			1,048.5
Noncontrolling interest	795.2	—	266.6	5	(r)	1,061.8

Total permanent equity	1,864.1	207.5	38.7			2,110.3

Total liabilities and equity	$31,455.0	$1,258.0	$554.3			$33,267.3

See accompanying notes to unaudited pro forma condensed combined financial statements.

HRG GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For The Year Ended September 30, 2014

(In millions, except per share amounts)

	HRG Group, Inc.	Armored AutoGroup Parent Inc.*	IDQ Holdings, Inc.**	Pro Forma Adjustments	Notes		Pro Forma Combined
Revenues:
Net consumer and other product sales	$4,449.2	$410.0	$33.3	$—			$4,892.5
Oil and natural gas	147.0	—	—	—			147.0
Insurance premiums	56.6	—	—	—			56.6
Net investment income	842.2	—	—	—			842.2
Net investment gains	395.3	—	—	—			395.3
Insurance and investment product fees and other	72.7	—	—	—			72.7

Total revenues	5,963.0	410.0	33.3	—			6,406.3

Operating costs and expenses:
Cost of consumer products and other goods sold	2,875.6	226.0	18.4	—	5	(m)	3,120.0
Oil and natural gas direct operating costs	69.6	—	—	—			69.6
Benefits and other changes in policy reserves	852.7	—	—	—			852.7
Selling, acquisition, operating and general expenses	1,335.4	139.7	10.3	(34.3)	5	(n,o)	1,451.1
Impairments and bad debt expense	81.0	7.0	—	(7.0)	5	(p)	81.0
Amortization of intangibles	179.2	—	—	—			179.2

Total operating costs and expenses	5,393.5	372.7	28.7	(41.3)			5,753.6

Operating income	569.5	37.3	4.6	41.3			652.7
Interest expense	(321.9)	(71.5)	(4.6)	(14.7)	5	(q)	(412.7)
Loss from the change in the fair value of the equity conversion feature of preferred stock	(12.7)	—	—	—			(12.7)
Gain on contingent purchase price reduction	0.5	—	—	—			0.5
Other expense, net	(22.2)	(1.3)	(0.2)	—			(23.7)

Income (loss) from continuing operations before income taxes	213.2	(35.5)	(0.2)	26.6			204.1
Income tax expense (benefit)	111.5	(11.0)	—	2.5	5	(s,t)	103.0

Net income (loss)	101.7	(24.5)	(0.2)	24.1			101.1
Less: Net income (loss) attributable to noncontrolling interest	112.0	(10.4)	(0.1)	25.4	5	(r)	126.9

Net loss attributable to controlling interest	(10.3)	(14.1)	(0.1)	(1.3)			(25.8)
Less: Preferred stock dividends and accretion	73.6	—	—	—			73.6

Net loss attributable to common and participating preferred stockholders	$(83.9)	$(14.1)	$(0.1)	$(1.3)			$(99.4)

Net loss from per common share attributable to controlling interest:
Basic	$(0.51)						$(0.61)
Diluted	$(0.51)						$(0.61)
Weighted-average common shares
Basic	162.9						162.9
Diluted	162.9						162.9

*	Reflects the twelve month period ended December 31, 2014

**	Reflects the period from January 1, 2014 through March 16, 2014

See accompanying notes to unaudited pro forma condensed combined financial statements.

HRG GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For The Six Months Ended March 31, 2015

(In millions, except per share amounts)

	HRG Group, Inc.	Armored AutoGroup Parent, Inc.	Pro Forma Adjustments	Notes		Pro Forma Combined
Revenues:
Net consumer and other product sales	$2,175.3	$187.8	$—			$2,363.1
Oil and natural gas revenues	60.3	—	—			60.3
Insurance premiums	26.2	—	—			26.2
Net investment income	455.8	—	—			455.8
Net investment gains	48.1	—	—			48.1
Insurance and investment product fees and other	44.2	—	—			44.2

Total revenues	2,809.9	187.8	—			2,997.7
Operating costs and expenses:
Cost of consumer products and other goods sold	1,419.0	108.9	—	5	(m)	1,527.9
Oil and natural gas operating costs	43.8	—	—			43.8
Benefits and other changes in policy reserves	436.7	—	—			436.7
Selling, acquisition, operating and general expenses	717.9	61.7	(18.0)	5	(n,o)	761.6
Impairments and bad debt expense	499.5	7.0	(7.0)	5	(p)	499.5
Amortization of intangibles	50.0	—	—			50.0

Total operating costs and expenses	3,166.9	177.6	(25.0)			3,319.5

Operating (loss) income	(357.0)	10.2	25.0			(321.8)
Interest expense	(166.1)	(38.7)	(6.3)	5	(q)	(211.1)
Gain on contingent purchase price reduction	5.5	—	—			5.5
Other income, net	186.5	(0.7)	—			185.8

Loss from continuing operations before income taxes	(331.1)	(29.2)	18.7			(341.6)
Income tax expense (benefit)	12.8	(10.3)	2.5	5	(s,t)	5.0

Net loss	(343.9)	(18.9)	16.2			(346.6)
Less: Net (loss) income attributable to noncontrolling interest	(5.8)	(8.0)	14.2	5	(r)	0.4

Net loss attributable to controlling interest	$(338.1)	$(10.9)	$2.0			$(347.0)

Net (loss) income per common share attributable to controlling interest:
Basic	$(1.71)					$(1.76)
Diluted	$(1.71)					$(1.76)
Weighted-average common shares
Basic	197.6					197.6
Diluted	197.6					197.6

See accompanying notes to unaudited pro forma condensed combined financial statements.

HRG GROUP, INC. AND SUBSIDIARIES

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions)

(1) Conforming Interim Periods

The Company’s fiscal year end is September 30 while the AAG fiscal year end is December 31. The latest interim period for the Company is its second fiscal quarter for the six month period ended March 31, 2015 while AAG’s latest interim period is its first quarter for the three month period ended March 31, 2015. As required by the Securities and Exchange Commission (“SEC”), the unaudited pro forma condensed combined interim period results presented herein include the results for the latest six month periods of the Company and AAG. Accordingly, the AAG historical financial information for the statement of operations covering the six month period ended March 31, 2015 has been derived by adding the unaudited results for the three month period ended March 31, 2015 to the audited results for the fiscal year ended December 31, 2014 and deducting the unaudited results for the nine months ended September 30, 2014, as follows:

	(a)	(b)	(c) = (a) - (b)	(d)	(e) = (c) + (d)
	Twelve months ended December 31, 2014	Nine months ended September 30, 2014	Three months ended December 31, 2014	Three months ended March 31, 2015	Six months ended March 31, 2015
Revenues:

Net consumer and other product sales	$410.0	$341.6	$68.4	$119.4	$187.8
Operating costs and expenses:
Cost of consumer products and other goods sold	226.0	185.2	40.8	68.1	108.9
Selling, acquisition, operating and general expenses	139.7	109.0	30.7	31.0	61.7
Impairments and bad debt expense	7.0	—	7.0	—	7.0

Total operating costs and expenses	372.7	294.2	78.5	99.1	177.6

Operating income (loss)	37.3	47.4	(10.1)	20.3	10.2
Interest expense	(71.5)	(52.1)	(19.4)	(19.3)	(38.7)
Other expense, net	(1.3)	(1.0)	(0.3)	(0.4)	(0.7)

(Loss) income from continuing operations before income taxes	(35.5)	(5.7)	(29.8)	0.6	(29.2)
Income tax (benefit) expense	(11.0)	(0.5)	(10.5)	0.2	(10.3)

Net (loss) income	(24.5)	(5.2)	(19.3)	0.4	(18.9)

Less: Net (loss) income attributable to noncontrolling interest	(10.4)	(2.2)	(8.2)	0.2	(8.0)

Net (loss) income attributable to controlling interest	$(14.1)	$(3.0)	$(11.1)	$0.2	$(10.9)

(2) Basis of Pro Forma Presentation

The AAG Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805. In accounting for the transaction, the Company will apply its historical accounting policies and recognize the assets and liabilities of AAG at their respective fair values as of May 21, 2015, the closing date of the AAG Acquisition. In preparing the unaudited pro forma condensed combined financial statements, the assets and liabilities of AAG have been measured at their estimated fair values on a preliminary basis using estimates and assumptions that the Company believes are reasonable based on information currently available. Use of different estimates and judgments could yield materially different results.

For purposes of measuring the estimated fair value of the assets acquired and liabilities assumed as reflected in the unaudited pro forma condensed combined financial statements, the Company used the guidance in ASC Topic 820, “Fair Value Measurement and Disclosure” (“ASC 820”), which established a framework for measuring fair values. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are assumed to be buyers and sellers in the principal

(most advantageous) market for the asset or liability. Additionally, under ASC 820, fair value measurements for an asset assume the highest and best use of that asset by market participants. As a result, the Company may be required to value assets of AAG at fair value measures that do not reflect the Company’s intended use of those assets. Use of different estimates and judgments could yield different results.

(3) Significant Accounting Policies

The unaudited pro forma condensed combined financial statements do not assume any differences in accounting policies between the Company and AAG. The Company is in the process of reviewing the accounting policies of AAG to ensure their conformity with those of the Company and, as a result of that review, the Company may identify differences between the accounting policies of the two companies, that when conformed, could have a material impact on the unaudited condensed combined financial statements. At this time, the Company is not aware of any differences in accounting policies that would have a material impact on the unaudited pro forma condensed combined financial statements.

(4) AAG Acquisition

Preliminary Consideration Transferred

The acquisition method of accounting requires that the consideration transferred in a business combination be measured at fair value as of the closing date of the AAG Acquisition. The following summarizes the preliminary consideration paid for AAG:

Cash paid to AAG shareholders and option holders	$613.7
Cash paid to repay in full the AAG senior credit facilities	282.2
Assumption of AAG and IDQ Notes (a)	540.0
Cash paid to settle pre-acquisition costs incurred by AAG	25.5
Cash paid to escrow account for post close working capital and other adjustments	10.0

Preliminary purchase price of AAG	$1,471.4

(a)	Consist of $275.0 aggregate principal amount of Armored AutoGroup Inc.’s 9.25% Senior Notes due 2018, $220.0 aggregate principal amount of IDQ Holdings, Inc.’s 11.50% Senior Secured Notes due 2017 and $45.0 aggregate principal amount of IDQ Acquisition Corp.’s 14.00%/14.75% Senior Secured PIK Notes due 2017 (collectively, the “AAG and IDQ Notes”) assumed (cash was subsequently paid to redeem such notes on June 15, 2015, June 22, 2015 and June 22, 2015, respectively).

Preliminary Fair Values of Net Assets Acquired

For the purposes of the unaudited pro forma condensed combined financial statements, the Company made preliminary estimates of the fair values of the assets acquired and liabilities assumed in the AAG Acquisition. These estimates have been recognized in preparing the unaudited pro forma condensed combined financial statements and the excess of the preliminary consideration transferred above on an assumed acquisition date of March 31, 2015 has been reflected as goodwill. On this basis, the Company has estimated that the amounts recorded in accounting for the AAG Acquisition would be as follows:

Preliminary purchase price of AAG	$1,471.4
Less: Carrying value of net assets acquired	35.0
Less: Fair value of indefinite lived trade names	299.0
Less: Fair value of customer relationships	66.0
Less: Fair value of developed technology	45.0
Less: Fair value of licensing arrangement	19.0
Less: Increase in net fair value of tangible assets acquired less liabilities assumed	76.7

Residual goodwill	$930.7

Carrying value of AAG net assets as of March 31, 2015	$207.5
Plus: Settled acquired pre-acquisition debt	813.9
Less: Historical intangible assets	(466.6)
Less: Historical goodwill	(519.8)

Total carrying value of net assets acquired	$35.0

Transaction Costs

The Company estimated that expenses related to this transaction will be approximately $31.1. These costs include fees for investment banking services, advisory, legal, accounting, due diligence, tax, valuation, printing and various other services necessary to complete this transaction. In accordance with ASC 805, these fees and expenses are charged to expense as incurred. The Company incurred and recorded an immaterial amount of transaction costs related to the AAG Acquisition, primarily professional fees, in its historical financial results for the period presented. These costs have been excluded from the pro forma adjustments as these amounts are non-recurring.

(5) Pro Forma Adjustments — the Transactions

(a)	Adjustment reflects the net addition to cash as a result of the Transactions. The adjustment consists of the following.

Proceeds from the SBH Equity Offering, net of commissions	$563.3
Gross proceeds from the SBI 5.75% Notes	1,000.0
Financing fees related to the SBI 5.75% Notes	(17.5)
Preliminary consideration paid for AAG	(931.4)
AAG transaction costs paid by Spectrum Brands	(31.0)
Principal payment of AAG and IDQ Notes	(540.0)
Payment of AAG and IDQ Notes accrued interest	(10.2)
Payment of call premium related to AAG and IDQ Notes	(28.5)
Net cash proceeds from the issuance of the May HRG Unsecured Notes	135.7
Net cash proceeds from the issuance of the May HRG Secured Notes	164.7
Net cash proceeds from the issuance of the April HRG Secured Notes	102.5
Acquisition of Spectrum Brand common stock by HRG	(281.8)

Total pro forma adjustment to cash	$125.8

(b)	An adjustment of $15.0 was recorded to adjust inventory to estimated fair value. Finished goods were valued at estimated selling prices less the sum of estimated costs of disposal and reasonable profit allowance for selling effort.

(c)	Adjustments reflects: (i) the elimination of debt issuance costs related to the AAG Term Loan and the AAG and IDQ Notes of $1.4 and $1.9 that were retired in connection with the AAG Acquisition; (ii) $19.5 of new debt issuance costs related to the $1,000.0 of SBI 5.75% Notes that were issued as part of the AAG Acquisition; (iii) $2.2 of new debt issuance costs related to the May HRG Unsecured Notes; (iv) $2.5 of new debt issuance costs related to the May HRG Secured Notes; and (v) $2.0 of new debt issuance costs related to the April HRG Secured Notes. Of the $19.5 long-term debt issuance costs, $17.5 were paid upon the close of the AAG Acquisition and $2.0 is reflected within accounts payable.

(d)	Adjustment reflects the recognition of acquired property, plant and equipment at estimated fair value based on a preliminary valuation.

(e)	Adjustment reflects net effect of the elimination of the AAG historical goodwill balance and the establishment of $930.7 of goodwill resulting from the AAG Acquisition transaction based on a preliminary valuation of the assets acquired and liabilities assumed.

(f)	Adjustment reflects net effect of the elimination of the AAG historical intangible asset balance and the recording of the identifiable intangible assets acquired in the AAG Acquisition at their estimated fair value of $429.0.

As part of the AAG Acquisition, certain AAG intangible assets were identified and their fair value was estimated. These identifiable intangible assets principally consist of customer relationships, the AAG portfolio of trade names, proprietary technology and a licensing agreement. The total estimated fair value of the acquired identifiable intangible assets of $429.0 is based on a preliminary valuation.

The preliminary estimates of the fair values of the intangible assets acquired are as follows: $299.0 for indefinite lived trade names, $66.0 for branded and private label relationships, $45.0 for proprietary technology and $19.0 for a license agreement. Customer relationships were valued utilizing the multi-period excess earnings method. The relief-from-royalty method was used to value the AAG portfolio of trade names and the proprietary technology.

The customer relationships and proprietary technology intangible assets are subject to amortization, using the straight line method, over their estimated useful lives. The preliminary estimates of useful lives of the acquired intangible assets subject to amortization are as follows: 8-10 years for proprietary technology, 13-15 years for branded and private label relationships and 8-10 years for licensing agreements. The majority of acquired trade names are considered to be indefinite-lived intangible assets and are not amortized.

(g)	Adjustment reflects the (i) $1,000.0 principal amount of the new SBI 5.75% Notes that were issued in connection with the closing of the AAG Acquisition; (ii) repayment of the AAG Term Loan in conjunction with the closing of the AAG Acquisition - as of March 31, 2015, the balance of the former AAG Term Loan was $275.3; (iii) June 2015 repayments of the AAG and IDQ Notes called in conjunction with the AAG Acquisition, which totaled $538.6; (iv) $137.9 related to borrowing under the May HRG Unsecured Notes; (v) $167.2 related to borrowing under the May HRG Secured Notes; and (vi) $104.5 related to borrowing under the April HRG Secured Notes.

(h)	Adjustment reflects the net increase in current tax assets of $5.0, the net decrease in current income tax liabilities of $9.5 and the net decrease in long term deferred tax liabilities of $8.9, resulting from the recognition of the tax effects of the pro forma adjustments related to certain acquired assets, assuming a 35% effective tax rate. The adjustment also reflects the release of $33.6 of Spectrum Brands valuation allowance, which is part of net long-term deferred taxes.

(i)	Adjustment reflects the elimination of accrued interest of $30.1 as of March 31, 2015, associated with the AAG Term Loan and the AAG and IDQ Notes.

(j)	Adjustment reflects the elimination of the effect of SBH Equity Offering.

(k)	Adjustment reflects the elimination of historical equity of AAG.

(l)	Adjustment reflects the net impact of all pro forma adjustments associated with the Transactions.

(m)	The Company estimates cost of sales will increase by approximately $15.0 during the first inventory turn subsequent to the acquisition date as a result of the sale of inventory that was written-up to fair value in purchase accounting. This cost has been excluded from the pro forma adjustments as this amount is considered non-recurring. See (b) above for further explanation on the write-up of inventory.

(n)	Adjustment reflects increased depreciation expense of $2.0 and $1.0, respectively, associated with the adjustment to record the AAG property, plant and equipment at fair value for the fiscal year ended September 30, 2014 and the six months ended March 31, 2015.

(o)	Adjustment reflects decreased amortization expense of $36.3 and $19.0, respectively, associated with the adjustment to record the AAG intangible assets at fair value for the fiscal year ended September 30, 2014 and the six months ended March 31, 2015.

(p)	Adjustment reflects the reversal of the AAG intangible asset impairment charge recorded during the three months ended December 31, 2014, as the acquired AAG intangible assets have been reflected at fair value for the fiscal year ended September 30, 2014 and the six months ended March 31, 2015.

(q)	The Transactions resulted in substantial changes to the Company’s debt structure. A substantial portion of the historical AAG debt was repaid in connection with the AAG Acquisition. These changes in the combined debt structure gave rise to interest expense adjustments that resulted in a net increase to interest expense of $14.7 for the fiscal year ended September 30, 2014 and $6.3 for the six months ended March 31, 2015. The adjustments consist of the following:

	Assumed interest rate	Year ended September 30, 2014	Six months ended March 31, 2015
New SBI 5.75% Notes ($1,000.0)	5.750%	$58.1	$28.6
May HRG Unsecured Notes - USD ($140.0)	8.750%	10.9	5.5
May HRG Secured Notes - USD ($160.0)	8.875%	12.6	6.3
April HRG Secured Notes - USD ($100.0)	8.875%	7.9	4.0
Amortization of discount on the May HRG Unsecured Notes	—	0.2	0.1
Amortization of premium on the May HRG Secured Notes and the April HRG Secured Notes	—	(3.1)	(1.5)
Amortization of debt issuance costs	—	3.2	1.6

Total pro forma interest expense		89.8	44.6
Less: elimination of interest expense related to prior AAG debt facilities that were repaid		(75.1)	(38.3)

Pro forma adjustment		$14.7	$6.3

(r)	Adjustment reflects HRG’s non-controlling interest in Spectrum Brands’ pro forma decrease in income from continuing operations resulting from the Transactions using a non-controlling interest factor of 42.5%.

(s)	The increase in pro forma interest expense for the May HRG Unsecured Notes, the May HRG Secured Notes and the April HRG Secured Notes will not result in a net impact to HRG’s current and deferred tax expense due to HRG’s existing net operating loss carry forwards in the U.S., for which valuation allowances have been provided.

(t)	As a result of Spectrum Brands’ valuation allowance, the pro forma income adjustments do not have income tax consequences, except for the impact on the indefinite lived intangible adjustments, which resulted in the reversal of a $2.5 income tax benefit assuming a 35% effective tax rate. The impact of all other pro forma income adjustments is solely a change in deferred income taxes offset by the change in the valuation allowance.